U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2003

Summa Industries

(Exact name of registrant as specified in its charter)

Delaware	1-7755	95-1240978
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 792-7024

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Change in Registrant’s Certifying Accountant.

Effective on June 18, 2003, the Audit Committee of the Board of Directors of Summa Industries, a Delaware corporation (“Summa”), retained PricewaterhouseCoopers LLP (“PWC”) as Summa’s new independent public accountants to audit Summa’s financial statements for the fiscal year ending August 31, 2003.

During Summa’s two most recent fiscal years ended August 31, 2002 and through June 18, 2003, Summa did not consult with PWC with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: June 19, 2003	By:	/s/ James R. Swartwout
James R. Swartwout
President